As filed with the Securities and Exchange Commission on June 14, 2017
Registration No. 333-67466

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Post-Effective Amendment No. 2 to

Form S-8

Registration Statement UNDER THE SECURITIES ACT OF 1933
______________________
WILLIS NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)
______________________
Willis 401(k) Retirement Savings Plan (formerly, Willis North America Inc. Financial Security Partnership Plan)
(Full title of plan)
_____________________

Delaware (State or other jurisdiction of incorporation or organization)	13564526 (I.R.S. Employer Identification No.)

200 Liberty Street
New York, NY 10281-1003
Telephone: (212) 915-8888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________

Matthew S. Furman, Esq.
General Counsel
Willis Towers Watson Public Limited Company

Brookfield Place
200 Liberty Street, 7th Floor New York, NY 10281-1003 Telephone: (212) 915-8249
(Name, address, including zip code, and telephone number, including area code, of agent for service) ______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑ Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company) Emerging growth company ☐ ______________________

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 2 to the Registration Statement (Reg. No. 333-67466) on Form S-8 (the “Registration Statement”) deregisters all securities registered pursuant to the Registration Statement remaining unsold as of the filing date of this Post-Effective Amendment No. 2. On January 1, 2017, the Plan merged with and into the Towers Watson Savings Plan for U.S. Employees (the “Merger”), which plan has since been renamed the Willis Towers Watson Savings Plan for U.S. Employees. In connection with the Merger, the offering pursuant to the Registration Statement has been terminated.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 14, 2017.
WILLIS NORTH AMERICA INC.

By: /s/ Sharon Edwards
Name: Sharon Edwards
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the administrators of the Willis Towers Watson Savings Plan for U.S. Employees (formerly Willis 401(k) Retirement Savings Plan), have duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized as of June 14, 2017.

WILLIS TOWERS WATSON SAVINGS PLAN FOR U.S. EMPLOYEES (FORMERLY WILLIS 401(K) RETIREMENT SAVINGS PLAN)

By: /s/ Sharon Edwards
Name: Sharon Edwards
Title: Chief Financial Officer

Willis North America Inc.

Note: No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.